                         GENERAL PROCUREMENT CONTRACT

                 FOR COMPUTER EQUIPMENT, SOFTWARE AND SERVICES

                                    BETWEEN

                      SOUTHWESTERN BELL TELEPHONE COMPANY

                                      AND

                         SECURICOR TELESCIENCES, INC.

This General Procurement Contract (the "Contract") is made and entered into as of the 1st day of June, 1995 by and between Securicor Telesciences, Inc. ("VENDOR"), a Delaware corporation, with offices located at 351 New Albany Road, Moorestown. New Jersey 08057-1177, and Southwestern Bell Telephone Company ("SWBT"), a Missouri corporation, with offices located at 1010 Pine Street, St. Louis, Missouri, 63101. This Contract consists of the following Sections and
Appendices:

Section A    Definitions
Section B    Terms and Conditions Applicable to the Entire Contract
Section C    Equipment Acquisition
Section D    Equipment Maintenance
Section E    Software License
Section F    Software Maintenance
Section G    Entire Contract

Appendix I   Material Description and Prices
Appendix II  Non-Discrimination Compliance Contract (SW9368)
Appendix III Training
Appendix IV  Documentation
Appendix V   Quality Assurance

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                        TABLE OF CONTENTS-NUMERIC ORDER


SECTION A - DEFINITIONS

A1.   SCOPE..................................................................1

A2.   DEFINITIONS............................................................1

SECTION B - TERMS AND CONDITIONS APPLICABLE TO THE ENTIRE CONTRACT

Bl.   SCOPE OF CONTRACT.....................................................7

B2.   TERM OF CONTRACT......................................................7

B3.   PURCHASE ORDER........................................................7

B4.   ORDER ACCEPTANCE......................................................8

B5.   ASSIGNMENT............................................................8

B6.   BREACH OF CONTRACT....................................................9

B7.   CHOICE OF LAW.........................................................9

B8.   CLEAN UP..............................................................9

B9.   COMPLIANCE WITH LAWS..................................................9

B10.  CONFLICT OF INTEREST..................................................9

B11.  HARMONY...............................................................10

B12.  HEADINGS NOT CONTROLLING..............................................10

B13.  PATENT AND COPYRIGHT INDEMNITY........................................10

B14.  INSPECTION............................................................11

B15.  INVOICING STANDARD....................................................11

B16.  INSURANCE.............................................................12

B17.  LIABILITY.............................................................12

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B18.  LICENSES..............................................................13

B19.  REPORTS...............................................................14

B20.  NON-EXCLUSIVE MARKET RIGHTS...........................................14

B21.  NON-WAIVER............................................................14

B22.  NOTICES...............................................................14

B23.  PLANT AND WORK RULES..................................................15

B24.  PRICE PROTECTION......................................................15

B25.  PUBLICITY.............................................................15

B26.  RECORDS AND AUDIT.....................................................16

B27.  RELEASES VOID.........................................................16

B28.  RIGHT OF ACCESS.......................................................16

B29.  SEVERABILITY..........................................................16

B30.  SHIPPING AND BILLING..................................................17

B31.  SURVIVAL OF OBLIGATIONS...............................................17

B32.  TAXES.................................................................18

B33.  USE OF INFORMATION....................................................18

B34.  WORK DONE BY OTHERS...................................................18

B35.  ORDER OF PRECEDENCE...................................................18

B36.  CONVERSION OF FINANCIAL ARRANGEMENT...................................19

B37.  TRANSFER OF TITLE TO A THIRD PARTY....................................19

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

SECTION B - TERMS AND CONDITIONS APPLICABLE TO THE ENTIRE CONTRACT (Cont'd.)

B38.  TERMINATION OF ORDER..................................................19

B39.  TRAINING..............................................................19

B40.  SWBT'S TECHNICAL INFORMATION..........................................21

B41.  AFFILIATED COMPANY....................................................22

B42.  FORCE MAJEURE.........................................................23

B43.  HAZARDOUS MATERIALS/REGULAR SUBSTANCE.................................23

B44.  CHANGES TO MATERIAL...................................................24

B45.  QUALITY ASSURANCE.....................................................25

B46.  QUALITY ASSURANCE RELIABILITY.........................................26

B47.  COMPLAINTS............................................................27

B48.  EMERGENCY SUPPORT SERVICE.............................................28

B49.  MOST FAVORED CUSTOMER.................................................29

SECTION C - EQUIPMENT ACQUISITION

C1.   GENERAL...............................................................30

C2.   FORM OF ORDER.........................................................30

C3.   TITLE AND RISK OF LOSS................................................30

C4.   WARRANTY..............................................................30

C5.   SITE PREPARATION......................................................31

C6.   DELIVERY..............................................................31

C7.   TRANSPORTATION........................................................32

C8.   INSTALLATION..........................................................32

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

SECTION C - EQUIPMENT ACQUISITION (Cont'd.)

C9.   INSTALLATION QUALIFICATION STANDARDS..................................32

C10.  ACCEPTANCE............................................................33

C11.  SUPPLIES..............................................................34

C12.  RELOCATION............................................................34

C13.  TRADE-INS.............................................................34

C14.  CABLES AND RELATED ITEMS..............................................34

SECTION D - EQUIPMENT MAINTENANCE

D1.   GENERAL...............................................................35

D2.   FORM OF ORDER.........................................................35

D3.   TERM OF ORDER.........................................................35

D4.   BASIC SERVICE.........................................................35

D5.   REMEDIAL MAINTENANCE..................................................37

D6.   PARTS.................................................................37

D7.   PARTS INVENTORY.......................................................37

D8..  ENGINEERING CHANGES...................................................38

D9.   MAINTENANCE LOG.......................................................38

D10.  ACCESS................................................................38

D11.  STORAGE AND WORK SPACE................................................39

D12.  MAINTENANCE BY OTHER..................................................39

D13.  ESCALATION PROCEDURE..................................................39

D14.  WARRANTY..............................................................39

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

SECTION D - EQUIPMENT MAINTENANCE (Cont'd.)

D15.  TIME AND MATERIAL.....................................................39

SECTION E - SOFTWARE LICENSE

E1.   LICENSE...............................................................41

E2.   DELIVERY..............................................................41

E3.   OWNERSHIP.............................................................41

E4.   COPYRIGHT AND TRADEMARK NOTICES.......................................42

E5.   TERM..................................................................42

E6.   REPRESENTATIONS AND WARRANTIES OF VENDOR..............................42

E7.   CONFIDENTIALITY.......................................................42

SECTION F - SOFTWARE MAINTENANCE

F1.   SUPPORT AND MAINTENANCE SUPPORT SERVICES..............................45

F2.   RESPONSIBILITIES......................................................46

F3.   PRICING...............................................................47

F4.   FORM OF PAYMENT.......................................................47

F5.   CUSTOMS DUTY AND TAXES................................................47

F6.   TERM..................................................................47

F7.   WARRANTIES............................................................47

SECTION G - ENTIRE CONTRACT


G1.   ENTIRE CONTRACT.......................................................49

G2.   SIGNATURES............................................................49


                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                                  DEFINITIONS

A1. SCOPE

For the purposes of this Contract, all terms defined herein will have the meanings so defined, unless the context clearly indicates otherwise. A term defined in the singular will include the plural and vice versa when the context so indicates.

A2. DEFINITIONS

A. ACCEPTANCE DATE

"Acceptance Date" means the last day of an Acceptance Period in which a Product has successfully completed the Acceptance Test(s) therefor. If Product is put in use by SWBT, it shall be deemed Accepted. If SWBT waives the Acceptance Test(s) of any Product in writing, the Acceptance Date for such Product will be the same as the Installation Date therefor. For any maintenance, support or other Service for which an Acceptance Test is not required, the Acceptance Date will be the Effective Date.

B. ACCEPTANCE PERIOD

"Acceptance Period" means a period of thirty (30) consecutive calendar days (or the period specified in the Order) during which the Acceptance Test(s) for a Product is/are performed.

C. ACCEPTANCE TEST

"Acceptance Test" means the performance and reliability demonstrations and tests, mutually agreed between the parties, that must be successfully completed by a Product during the Acceptance Period which may include but not be limited to: (1) SWBT's routine business transactions, (2) tests, demonstrations or transactions performed during any VENDOR benchmarking, and (3) any other tests, demonstrations or transactions included or referenced in the applicable Order or which are appropriate to determine whether the Product conforms to the requirements of the Order.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

D. AVERAGE OPERATIONAL LEVEL ("AOL")

"Average Operational Level" ("AOL") means the percentage of time during a specified period during which a Product is operating in accordance with the requirements of the applicable Order.
AOL will be determined in accordance with the following formula:

                        AOL = TT = SUT = D x 100
                              --   ---   -   ---
                                                 TT - SUT

Where:  TT= Total Time (in hours) during the specified period.
            SUT = Scheduled Unavailability Time (in hours) during
                  which SWBT has not scheduled the Product for operation during the specified period.
            D = Downtime (in hours) during the specified period.

E. CENTRALLY DEVELOPED SYSTEM

"Centrally Developed System" means a computer-based information system whose development project was managed and/or is being supported by SWBT.

F. CUSTOM SOFTWARE

"Custom Software" means the unique or specialized computer programs which are listed as "Custom Software" in the applicable Order. Custom Software also includes all associated Program Material.

G. DELIVERY DATE

"Delivery Date" means the date by which all items and parts of the Product as ordered are delivered to the destination specified in the applicable Order.

H. DOCUMENTATION

"Documentation" will include, but not be limited to, user and system manuals, and training materials in machine readable or printed form.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

I. DOWNTIME

"Downtime" means that period of time during which a Product is not operating in accordance with the requirements of an Order through no fault or negligence of SWBT. Downtime for each malfunction will start one (1) hour after SWBT attempts to contact VENDOR's designated representative at a prearranged contact point and will end when the Product is operating in accordance with the requirements of the Order.

J. EFFECTIVE DATE

"Effective Date" means the date shown on an Order which is the beginning date for such Order.

K. EQUIPMENT

"Equipment" means a unit of hardware, including spare parts, acquired or maintained hereunder.

L. EXTENDED MAINTENANCE PERIOD

"Extended Maintenance Period" means any period of maintenance service outside of the Principal Period of Maintenance which may be selected by SWBT.

M. FIELD ENGINEER

"Field Engineer" means a person in VENDOR's employ qualified to repair Products in a timely and professional manner.

N. INSTALLATION DATE

"Installation Date" means the date by which all components of a Product or System are installed and prepared for Acceptance Tests at the location specified in the applicable Order. The Installation Date for Software and Equipment includes delivery of Program Material, manuals and supporting Documentation.

O. INSTALLATION SITE

"Installation Site" means the location, established by SWBT, at which the Product will reside. The Installation Site for each Product will be identified in the applicable Order.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

P. LICENSED SOFTWARE

"Licensed Software" means a standard computer program with respect to which VENDOR has the right to grant to SWBT a license or sublicense to use same. Licenses are granted as either perpetual or periodic, exclusive or non-exclusive, for which VENDOR may or may not receive a license fee. Licensed Software also includes all associated Program Material and Documentation.

Q. ORDER

"Order" means a SWBT document executed hereunder ordering Products and/or Services and will be deemed to incorporate (1) the provisions of this Contract (including the Appendices attached hereto), as it may from time to time be amended, (2) the Specifications applicable to such Order and (3) any subordinate documents attached to or referenced in this Contract, such Specifications or such Order. Each Order will be deemed to be a separate and independent Contract between the parties with respect to the subject matter thereof.

R. PREVENTIVE MAINTENANCE

"Preventive Maintenance" means maintenance performed or required to be performed by VENDOR on a scheduled basis to keep a Product in good operating condition in accordance with the requirements of the applicable Order. Preventive Maintenance will include (1) calibration, testing, adjustments, cleaning, lubrication, replacement of worn, defective or questionable parts, and minor circuit updating and modifications; (2) maintenance and engineering services necessary to retrofit or otherwise install engineering changes, modifications and improvements (including the latest engineering revision and all reliability improvements) made to any Product by VENDOR at any time during the maintenance term for that Product; and (3) automatic update services for all manuals and Documentation furnished with any Product.

S. PRINCIPAL PERIOD OF MAINTENANCE

"Principal Period of Maintenance" means a consecutive ten (10)-hour period daily, Monday through Friday, excluding New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Unless otherwise specified in the Order, such ten (10)-hour period will be from 7:00 a.m. to 5:00 p.m. Eastern Standard Time.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

T. PRODUCT

"Product" means any Equipment, Software or System acquired by SWBT hereunder.

U. PROGRAM MATERIAL

"Program Material" means all material associated with Software ordered hereunder including, but not limited to, test data, flow charts, Documentation, data file listings, input and output formats.

V. REMEDIAL MAINTENANCE

"Remedial Maintenance" means maintenance performed by VENDOR which is necessary to return an inoperative or malfunctioning Product to good operating condition.

W. REMOTE JOB PROCESSING

"Remote Job Processing" means computer processing services, such as input/output capability through remote terminal devices, central processing time, program storage capacity, the use of proprietary computer programs furnished by VENDOR and such other Services as may be described in VENDOR's current published price list describing such Services.

X. SERVICES

"Services" means any service specified in an Order including, but not limited to, any programming service, Preventive Maintenance, Remedial Maintenance, Software Maintenance, technical consultation services, and support services.

Y. SOFTWARE

"Software" means Custom Software and Licensed Software, including any associated program, programming aid, routine, subroutine translation, compiler, diagnostic routine, control software, and firmware.

Z. SPECIFICATIONS

"Specifications" means (1) VENDOR's proposals, (2) VENDOR's published literature, descriptions, drawings and other specifications, including physical, operating, timing and maintenance characteristics, site, space, power and memory requirements, run times, compatibility, and modularity, (3) the Product manufacturer's or developers specifications (if

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Vendor is not the Product manufacturer or developer) and (4) any other specifications for the Products or Services which are attached to or referenced in and made a part of the applicable Order.

AA. SYSTEM

"System" means any collection or aggregation of two (2) or more Products designed to function, or represented by VENDOR as being capable of functioning, as an entity. A System may be offered by VENDOR or any other source and may include products offered by other vendors.

BB. SYSTEM CHANGE REQUEST

"System Change Request" means a SWBT document requesting modifications to Software licensed hereunder.

CC. TURN-KEY SYSTEM

See "System".

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

            TERMS AND CONDITIONS APPLICABLE TO THE ENTIRE CONTRACT

Bl. SCOPE OF CONTRACT

This General Contract (the "Contract") is applicable to the procurement by SWBT from VENDOR of any Software System and Services that have been announced on or before the effective date hereof and, unless VENDOR notifies SWBT to the contrary, Software, Systems and Services (MATERIAL) available after such effective date. The terms and conditions of this Section B will apply to all other sections of this Contract.

B2. TERM OF CONTRACT

This Contract will become effective as of the date first set forth above and will continue in effect thereafter unless sooner terminated as provided herein. The amendment or termination of this Contract will not affect the obligations of either party hereto to the other party hereto under any then existing Order issued under this Contract, but said Order will continue in effect as though this Contract had not been amended or terminated, as the case may be, and was still in effect with respect thereto.

B3. PURCHASE ORDER

Purchase orders submitted by SWBT against this Contract will be placed on Purchase Order Form SW-6531 (the "Order"). The typed or written provisions on SWBT's Orders will be incorporated into this Contract, but printed provisions on the reverse side thereof will be deemed deleted. Such Orders will specify:

(a) A description of the MATERIAL, including any numerical/alphabetical identification referenced in the price list attached hereto as Appendix I and by this reference made a part hereof.

(b)   The requested delivery date.

(c)   The applicable price(s).

(d)   The location to which the MATERIAL is to be shipped.

(e)   The location to which invoices are to be rendered for payment.

(f)   SWBTs Order number.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Orders will be deemed accepted by VENDOR unless written notice to the contrary is received by SWBT within thirty (30) days from VENDOR's receipt thereof. Such notice will be given to SWBT in care of the address indicated on the acknowledgment copy of the Order.

B4. ORDER ACCEPTANCE

VENDOR agrees to acknowledge in writing to SWBT receipt of each Order within thirty (30) days of such receipt. VENDOR will have the right to all ordering information required by this Contract or (b) allow VENDOR reasonable time to supply the items requested. VENDOR will also have the right to reject an Order which includes additional unagreed to special terms and conditions. VENDOR will indicate in its written acknowledgment to SWBT whether the Order was accepted or rejected and, if rejected, the reasons therefor. Acceptance of any Order by VENDOR will bind both parties to honor dates, amounts and other ordering information shown thereon, including supplemental provisions contained therein. Any Order not accepted or rejected within such thirty (30)-day period of receipt will be deemed accepted.

B5. ASSIGNMENT

Neither party hereto may assign, subcontract or otherwise transfer its rights or obligations under this Contract except with the prior written consent of the other party hereto, which consent will not be unreasonably withheld; provided, however, both parties will have the right to assign this Contract to any present or future affiliate, subsidiary or parent corporation of either party, without securing the consent of the other party, and may grant to any such assignee the same rights and privileges each party enjoys hereunder. Any attempted assignment not assented to in the manner prescribed herein, except an assignment confined solely to money due or to become due, will be void. It is expressly agreed that any assignment of money will be void if (a) one party fails to give the other party at least thirty (30) days' prior written notice thereof, or (b) such assignment attempts to impose upon SWBT obligations to the assignee in addition to the payment of such money or preclude VENDOR from dealing solely and directly with SWBT in all matters pertaining to this Contract, including the negotiation of amendments or settlement of charges due.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B6. BREACH OF CONTRACT

In the event VENDOR or SWBT is in breach or default of any term, condition or covenant of this Contract, and said breach or default continues for a period of thirty (30) days after the giving of written notice thereof, then, in addition to all other rights and remedies available at law or in equity, the non-breaching party will have the right to cancel this Contract.

B7. CHOICE OF LAW

This Contract will be governed by the laws of the State of Missouri.

B8. CLEAN UP

Upon completion of the installation of any Product hereunder, VENDOR will remove promptly all VENDOR's tools, equipment, materials and debris from SWBT's premises.

B9. COMPLIANCE WITH LAWS

VENDOR agrees to comply with the provisions of the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Electric Safety Code ("NESC"), and all other applicable federal, state, county and local laws, ordinances, regulations and codes (including the identification and procurement of required permits, certificates, approvals and inspections) in VENDOR's performance under this Contract. VENDOR further agrees, during the term hereof, to comply with all applicable Executive and Federal regulations as set forth in Form SW9368, a copy of which is attached hereto as Appendix II and by this reference made a part hereof. VENDOR will defend, indemnify and hold SWBT harmless from and against any loss, liability, damage or expense (including attorneys' fees and court costs) sustained by SWBT because of VENDOR's noncompliance herewith.

B10. CONFLICT OF INTEREST

VENDOR represents and warrants that no officer, director, employee or agent of SWBT has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from VENDOR or any of VENDOR's officers, directors, employees or agents in connection with the obtaining, arranging or negotiation of this Contract or other documents or Contracts entered into or executed in connection herewith.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B11. HARMONY

VENDOR will be entirely responsible for all persons furnished by VENDOR working in harmony with all others when on SWBT's premises.

B12. HEADINGS NOT CONTROLLING

The headings of the clauses in each Section are inserted for convenience only and are not intended to affect the meaning or interpretation of this Contract.

B13. PATENT AND COPYRIGHT INDEMNITY

VENDOR agrees to indemnify and hold SWBT harmless from and against any loss, liability, damage or expense (including increased damages for willful infringement, punitive damages, attorneys' fees and court costs) that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright or other proprietary interest of any third party based on the normal use or installation of any MATERIAL, Software Documentation, program or Services furnished to SWBT hereunder, except to the extent that such claim arises from VENDOR's compliance with SWBT's detailed specifications or instructions for which SWBT agrees to indemnify VENDOR. Such exception will not, however, include:

(a)   Merchandise available on the open market or the same as such merchandise.

(b)   Items of VENDOR's origin, design or selection.

VENDOR warrants that it has made reasonable independent investigation (including obtaining legal opinions) to determine the legality of its right to produce and sell the Material/Equipment/Services provided herein.

If an injunction or order is obtained against SWBT's use of any MATERIAL, Software, Documentation, program or Services, or if in VENDOR's opinion any MATERIAL, Software, Documentation, program or SERVICE is likely to become the subject of a claim of infringement, VENDOR will, at its expense:

               (i) Procure for SWBT the right to continue using the MATERIAL, software, documentation, program or SERVICE; or

               (ii) After consultation with SWBT, replace or modify the
                    MATERIAL, Software, Documentation, program or SERVICE to make it a substantially similar, functionally equivalent,

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                    noninfringing MATERIAL, software, documentation, program or SERVICE.

If the MATERIAL, Software, Documentation, program or SERVICE is purchased or licensed and neither (i) nor (ii) above is possible, SWBT may cancel the applicable Order and require VENDOR to remove such MATERIAL, Software, Documentation, program or SERVICE from SWBT's location and refund any charges paid therefore by SWBT.

In no event will SWBT be liable to VENDOR for any charges after the date that SWBT no longer uses any MATERIAL, Software, Documentation, program or SERVICE because of actual or claimed infringement.

Each party hereto agrees to defend or settle, at its own expense, any action or suit against the other party hereto for which it is responsible under this clause. Each party further agrees to notify the other party promptly of any claim of infringement for which the other party is responsible hereunder and cooperate with the other party in every reasonable way to facilitate the defense thereof.

In the event that VENDOR, after notification of any claim for which VENDOR is responsible, does not assume the defense of such action, VENDOR will reimburse SWBT for all of its costs incurred in the defense of the claim, including, but not limited to attorneys' fees and interest on such SWBT's payment of said amounts from the date of SWBT's payment of said amounts.

B14. INSPECTION

When so stated in SWBT's Order, VENDOR agrees to (a) notify SWBT or SWBT's agent when Equipment is ready for inspection, (b) give SWBT such reasonable opportunity to inspect such Equipment at any time prior to the scheduled shipment date, and (c) provide without charge any production testing facilities and personnel required to inspect the Equipment under the inspection instructions specified. Purchase of any Equipment under this Contract is subject to SWBT's inspection and acceptance after delivery. It is mutually agreed that SWBT or SWBT's agent may develop inspection instructions which will be made a part of this Contract at a later date by written Contract of the parties. Inspection or failure to inspect on any occasion will not affect SWBT's rights under warranty or other provisions of this Contract.

B15. INVOICING STANDARD

VENDOR agrees to render invoices in not less than three (3) copies, and no later than the month following the month in which the charges on the invoice accrued. Provided that the amounts covered by the invoice are in fact due and payable by SWBT hereunder, SWBT agrees to pay

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

each invoice no later than thirty (30) days from the invoice date of the invoiced Software or Services. Discounts may be taken where allowed.

Invoices for each Order will be rendered on the Shipment Date.

B16. INSURANCE

With respect to performance hereunder, VENDOR agrees to maintain, at all times during the term of this Contract, the following insurance coverage and any additional insurance and/or bonds required by law:

(a) Workers' Compensation insurance with benefits afforded under the laws of the state in which the work is to be performed.

(b) Employer's Liability insurance with minimum limits of $100,000 for bodily injury by accident, $100,000 for bodily injury by disease per employee and $500,000 for bodily injury by disease policy aggregate.

(c) General Liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury and property damage arising out of Premises/Operations, $1,000,000 per occurrence Personal Injury and $ 1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies), and $1,000,000 per occurrence/aggregate for Products/Completed Operations. Coverage must include Blanket Contractual, Independent VENDOR's Liability and Broad Form Property Damage and name SWBT as an "Additional Insured".

(d) If use of motor vehicles is required, Automobile Liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury and property damage, which coverage will extend to all owned, hired and non-owned autos.

Insurance companies affording coverage hereunder must have a Best's Rating of B+Vll or better.

Upon SWBT's request, VENDOR agrees to furnish certificates or other acceptable proof of the foregoing insurance. SWBT is to be notified in writing at least thirty (30) days prior to cancellation of any material change of the foregoing insurance.

B17. LIABILITY

VENDOR agrees to indemnify and save SWBT harmless (including its officers, directors, agents and employees) from and against any and all liability, loss, damage or expense (including

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

attorneys' fees and court costs) incurred by SWBT in connection with any claim, demand or suit for damages, injunction or other relief caused by, resulting from or attributable to the MATERIAL or the acts or omissions of VENDOR (including any of its suppliers, agents or subcontractors but excepting the negligent acts or omissions solely of SWBT) in furnishing the MATERIAL or performing services hereunder. This indemnity will survive the delivery, inspection and acceptance of MATERIAL or performance of services hereunder.

VENDOR further agrees to defend SWBT, at SWBT's request, against any such claim, demand or suit, and SWBT agrees to promptly notify VENDOR of any claim or demand against SWBT for which VENDOR is or may be responsible under this clause.

VENDOR's foregoing Contract to indemnify and save SWBT harmless and defend includes, but is not limited to, any claim, suit or action of infringement of any patent, trademark, copyright, trade secret or any other intellectual property of any third party.

VENDOR agrees not to implead or bring any action against SWBT or SWBT'S employees based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by VENDOR and that arises out of MATERIAL or services furnished under this Contract.

B18. LICENSES

No licenses, express or implied, under any patents are granted by SWBT to VENDOR under this Contract.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B19. REPORTS

Upon request by SWBT, VENDOR agrees to render reports on or before the fifth working day of each month containing information mutually agreed to by SWBT and VENDOR.

B20. NON-EXCLUSIVE MARKET RIGHTS

It is expressly understood and agreed that this Contract does not grant VENDOR an exclusive privilege to sell to SWBT any or all products of the type described in the clause entitled "MATERIAL" which SWBT may require, nor require the purchase of any products from VENDOR by SWBT. It is, therefore, understood that SWBT may contract with other manufacturers and suppliers for the procurement of comparable products or services.

B21. NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Contract will be construed as a waiver of such term, right or condition. The waiver by SWBT in one instance of any default of VENDOR hereunder will not be deemed a waiver of any other default of VENDOR. The express provision herein for certain rights and remedies of SWBT are in addition to any other legal and equitable rights and remedies to which SWBT would otherwise be entitled.

B22. NOTICES

Any notice or demand which under the terms of this Contract or otherwise must or may be given or made by VENDOR or SWBT will be in writing and given or made by facsimile, telegram or similar communication or by certified or registered mail, return receipt requested, addressed to the respective parties as shown:

(a) If to SWBT: 1010 Pine

                Room 9-E-80

                St. Louis, Missouri 63101

                Attn:  Contract Manager- AMADNS


(b) If to Affiliated Address set forth in the applicable order Company: ATTN:
Signer of the Order


                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

(c)   If to VENDOR:     Securicor Telesciences, Inc.

                        351 New Albany Road

                        Moorestown, New Jersey 08057-1177

                        Attn:  VP-Program Management


Such notice or demand will be deemed to have been given or made when sent, if sent by facsimile, telegram or similar communication, or when deposited, postage prepaid, in the U.S. mail.

The above addresses may be changed at any time by giving thirty (30) days' prior written notice as above provided.

B23. PLANT AND WORK RULES

VENDOR's employees and agents and those of SWBT will, while on the premises of the other, comply with all plant rules and regulations and, where required by government regulations, submit satisfactory clearance from the U.S. Department of Defense and/or other federal authorities concerned.

B24. PRICE PROTECTION

VENDOR agrees that it will not increase maintenance charges for a period of one
(1) year after the Acceptance Date applicable to Software licensed hereunder. Thereafter, upon ninety (90) days' prior written notice to SWBT, such charges may be increased to the price level prevailing in VENDOR's standard price list, provided, however, such prices may not be increased more than ten (10%) percent in any one year nor exceed the prices charged to other similarly situated customers.

If VENDOR's price for any item ordered hereunder on the date of installation, or if a Service on the date of delivery thereof is less than the price specified on the applicable Order, the lower price will prevail. VENDOR will notify SWBT of the fact, amount and effective date of the reduced price which will be applied to such Order from and after such effective date.

B25. PUBLICITY

VENDOR agrees not to advertise, or otherwise make known to others, any information regarding this Contract. VENDOR further agrees not to use in any advertising or sales promotion, press releases or other publicity matters any endorsements, direct or indirect quotes, or pictures implying endorsement by SWBT or any of its employees without SWBT's prior written

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

approval. VENDOR will submit to SWBT for written approval, prior to publication, all publicity matters that mention or display SWBT's name and/or marks or contain language from which a connection to said name and/or marks may be inferred or implied.

B26. RECORDS AND AUDIT

VENDOR agrees that it will:

      (a) Maintain complete and accurate records of all amounts billable to and payments made by SWBT hereunder in accordance with standard recognized accounting practices.

      (b) Retain such records and reasonable billing detail for a period of three (3) years from the date of final payment for Services.

      (c) Provide reasonable supporting documentation to SWBT concerning any disputed invoice amount within thirty (30) calendar days after receipt of written notification of such dispute.

      (d) Permit SWBT, through its accredited representatives, to inspect and audit during normal business hours the charges invoiced to SWBT. Should SWBT request an audit, VENDOR will make available any pertinent records and files excluding any VENDOR cost information.

B27. RELEASES VOID

Neither party will require waivers or releases of any personal rights from representatives of the other in connection with visits to each other's respective premises, and no such releases or waivers will be pleaded by VENDOR, SWBT or third persons in any action or proceeding.

B28. RIGHT OF ACCESS

Both VENDOR and SWBT will permit reasonable access to the other's facilities in connection with work hereunder. No charge will be made for such visits. It is agreed that prior notification will be given when access is required. VENDOR agrees to remove any of its employees at SWBTs request.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B29. SEVERABILITY

If any provision of this Contract is determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the entire Contract, but rather the entire Contract will be construed as if it did not contain the particular invalid or unenforceable provision(s) and the rights and obligations of VENDOR and SWBT will be construed and enforced accordingly.

B30. SHIPPING AND BILLING

VENDOR will at its expense:

      (a)   Ship Orders complete unless instructed otherwise by SWBT.

      (b) Ship to the destination designated in an Order in accordance with specific routing instructions. All products are shipped FOB VENDOR's premises.

      (c) Enclose a packing memorandum with each shipment and, when more than one (1) package is shipped, identify the one containing the memorandum.

      (d) Mark the Order number and Product identification on all packages, subordinate documents and shipping papers.

      (e) Render invoices showing the Order number, through routing and weight.

      (f)   Render separate invoices for each shipment or Order.

On written request of SWBT, VENDOR will mail Bills of Lading, shipping notices and copies of transportation bills with copies of VENDOR's invoices to the address indicated on said request.

VENDOR will limit billing on repair invoices to one (1) invoice per repair
Order.

If prepayment of transportation charges is authorized, VENDOR will include the transportation charges from the F.O.B. point to the destination as a separate charge on VENDOR's invoice. Adequate protective packaging will be furnished by VENDOR at no additional charge. Shipping and routing instructions may be altered as mutually agreed upon by VENDOR and SWBT without written notice. C.O.D. shipments will not be accepted.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B31. SURVIVAL OF OBLIGATIONS

VENDOR's obligations under this Contract which by their nature would continue beyond the termination, cancellation or expiration hereof, including, by way of illustration only and not limitation, those in the clauses entitled "COMPLIANCE WITH LAWS", "INFRINGEMENT", "LIABILITY", "PUBLICITY", "RELEASES VOID", "SEVERABILITY", "USE OF INFORMATION" and "WARRANTY", will survive the termination, cancellation or expiration of this Contract.

B32. TAXES

In the event that SWBT is liable under federal law for excise taxes or under state or local law for sales taxes collected by VENDOR on the MATERIAL provided hereunder, VENDOR agrees to bill such taxes as separate items, listing each tax jurisdiction involved. SWBT will have the right to require VENDOR to contest with the imposing jurisdiction, at SWBT's expense, any taxes or assessments which SWBT may deem to be improperly levied. VENDOR further agrees, on request of SWBT, to furnish statements evidencing that taxes and assessments for which SWBT is responsible hereunder have been paid.

B33. USE OF INFORMATION

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical information or business information or data, written, oral or otherwise (all hereinafter designated "Information"), furnished to by one party to the other under this Contract or in contemplation hereof will remain the disclosing party's property. All copies of such Information in written, graphic or other tangible form will be returned to the other party upon request. Information will be kept confidential by the other party in performing under this Contract and may not be used for any other purposes except upon such terms as may be agreed upon between VENDOR and SWBT in writing.

B34. WORK DONE BY OTHERS

If any part of the Services or other work performed by VENDOR is dependent upon work done by others, VENDOR will inspect such work and promptly report to SWBT any defect therein that renders such other work unsuitable for VENDOR's proper performance hereunder. VENDOR's silence will constitute approval of such other work as being fit, proper and suitable for VENDOR's performance of the Services or other work.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B35. ORDER OF PRECEDENCE

In the event of any conflict or inconsistency between any provisions of this Contract and the provisions of any Order, the provisions of such Order will control but only for the purpose of such Order, and, except for such Order, the terms and conditions of this Contract will not be deemed to be waived, amended or modified.

B36. CONVERSION OF FINANCIAL ARRANGEMENT

SWBT reserves the right at any time prior to completion of the Acceptance Test and at no additional cost to SWBT to convert any part or all of an Order for Equipment to a third-party lease, or to any purchase, lease, rental plan, or other marketing pricing policy available from VENDOR and may do so with no additional cost to SWBT.

B37. TRANSFER OF TITLE TO A THIRD PARTY

In connection with the financing of Equipment, SWBT may request VENDOR to pass title to the Equipment directly to a third party designated by SWBT, who will then purchase the Equipment on SWBT's behalf. In such event VENDOR agrees to execute a Bill of Sale conveying title to the Equipment to such third party and such third party will succeed to all of SWBT's rights under the applicable Order with respect to such Equipment, although SWBT will continue to exercise such rights directly with VENDOR on behalf of such third party unless and until VENDOR is otherwise notified by said third party and SWBT. Notwithstanding the foregoing, SWBT guarantees payment of the purchase price for such Equipment to VENDOR. The right of SWBT to request VENDOR to pass title to Equipment to a third party will include the right to sublicense any Software relating thereto without payment of any additional license fees to VENDOR.

B38. TERMINATION OF ORDER

SWBT may terminate any or all Orders placed by it hereunder within thirty (30) days of scheduled ship date. Unless otherwise specified herein, SWBT's liability to VENDOR with respect to any such terminated Order will be limited to (a) VENDOR's purchase price of all components (not usable in VENDOR's other operations or salable to VENDOR's other customers), to be used in ordered, but not yet manufactured MATERIAL, plus (b) the actual costs incurred by VENDOR in procuring and manufacturing MATERIAL (not usable in VENDOR's other operations or salable to VENDOR's other customers) in process as of the date of SWBTs notice of termination, less any salvage value thereof, and (c) the actual engineering costs incurred by VENDOR in providing equipment engineering services hereunder. If requested, VENDOR agrees to substantiate such costs with proof satisfactory to SWBT.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B39. TRAINING

If requested by SWBT, VENDOR agrees to provide at the prices prevailing under Appendix I to SWBT:

(a) One (1) complete copy of training material and/or five (5) seats in each training class offered by VENDOR for SWBT's personnel.

(b) Instructors and the necessary equipment and material to train SWBT's personnel in the engineering, installation, operation, maintenance, repair and marketing of MATERIAL purchased under this Contract. Classes will be scheduled to meet SWBT's initial and on-going training requirements with the locations to be agreed upon by SWBT and VENDOR.

(c) Training material, documentation and assistance with respect to those areas of interest outlined in paragraph (b) above sufficient in detail, content, format and quantity to allow SWBT to train SWBT's own personnel or any other users of MATERIAL or equipment of the type purchased by SWBT hereunder. SWBT may, at its discretion, reproduce VENDOR's training material and documentation for use in connection with such training.

(d) Any combination of those items set forth in paragraphs (a), (b) and (c) above to meet SWBT's training needs.

VENDOR will be responsible for changing and updating training material as such changes and updates become known to VENDOR. If SWBT determines that any part of the training does not meet SWBT'S needs, VENDOR agrees to make any changes requested by SWBT in a mutually agreed upon time frame. If new training material is developed by VENDOR in accordance with SWBT's request, such training material will be subject to SWBTs approval.

A complete list and description of VENDOR's training courses/materials, are included in Appendix III, attached hereto and by this reference made a part hereof.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B40. SWBT'S TECHNICAL INFORMATION

VENDOR agrees to comply with the following technical requirements documents of SWBT. In instances where it is determined that the VENDOR is in noncompliance with the technical requirements documents, which causes SWBT harm in any way, it shall be the responsibility of VENDOR to bring their product/service into compliance with the technical requirements documents at no cost to SWBT.

      Generic TRs to be included in this clause for all transmission and switching products are:

      - GR-137-CORE, Issue 1, June 1, 1994. "Generic Requirements for Central Office Cable"

      - GR-1089-CORE, Issue 1, November 1994. "Electromagnetic Compatibility and Electrical Safety - Generic Criteria for Network
            Telecommunications Equipment"

      - GR-1421-CORE, Issue 1, 7-1-94,. "Generic Requirements for ESD-Protective Circuit Pack Containers"

      - GR-1502-CORE, Issue 1, June 1994. "Central Office Environment Detail Engineering Generic Requirements"

      - SR-3158, Issue 1, May, 1994: "NEBS 2000 Physical Protection Guidelines for Operations Systems Hardware"

      - SR-NWT-002910, Issue 1, December 1993, Part 2. "NEBS 2000 Technologies Mechanical Protection for Floor Mounted Equipment"

      - SWBT Practice 790-10-322SW, March 1, 1990. "Detail Engineering Guide Telephone Company Engineered (TCE) Orders Preparation Instructions"

      -     TP 76300, December 1, 1994. "Installation Guidelines"

      -     TP 76310, April 1, 1992. "Earthquake Engineering Guidelines"

      - TR-EOP-000066, Issue 1, February 1987. "Space Planning Documentation Requirements"

      - TR-NWT-000063, Issue 5, September 1993. "Network Equipment Building Systems General Equipment Requirements (NEBS)"

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

      - TR-NWT-000078, Issue 3, December 1991. "Generic Physical Design Requirements for Telecommunications Products and Equipment"

      - TR-NWT-000295, Issue 2, 1992. "Central Office Grounding (Isolated Ground Plane)"

      -     TR-NWT-000513 "Generic Requirements for Power Systems"

      - TR-NWT-000833, Issue 5, December 1992, Revision 1, April 1993, Revision 2, June 1994. "Operations Application Messages - Network
            Maintenance: Network Elements and Transport Surveillance Messages".

      - TR-NWT-000840, Issue 1, December 1991. "Supplier Support Generic Requirements (SSGR)"

      - TR-NWT-000928 "Generic Requirements for Fuse Panels used in Central Offices"

      - TR-OPT-000209, Issue 5, October 1991. "Guidelines for Product Change Notices"

      - TR-OPT-000230, Issue 2, September 1993. "Engineering Complaints and Service Failure Analysis Reports

      - TR-TSY-000454, Issue 1, July 1988. Supplier Documentation for Network Elements

      -     TR-TSY-000513, Issue 2, July 1987.  "LSSGR:Power, Section 13"

B41. AFFILIATED COMPANY

"Affiliated Company" as used herein means any present or future affiliate, subsidiary or parent corporation of SWBT.

An Affiliated Company that places an Order with VENDOR hereunder will incorporate into such Order the terms and conditions of this Contract. Such Affiliated Company will be responsible for its own obligations including, but not limited to, all charges incurred in connection with such Order. Nothing in this Contract will be construed as requiring SWBT to indemnify VENDOR for any acts or omissions of an Affiliated Company.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B42. FORCE MAJEURE

Neither party hereto will be held responsible for any delay or failure in performance of any part of this Contract to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authorities, Act of God or by the public enemy, acts or omissions of carriers, or any other cause beyond the control of VENDOR or SWBT. If any force majeure condition occurs, the party delayed or unable to perform will give immediate notice thereof to the other party and the party affected by the other's inability to perform may elect to:

(a) Terminate this Contract or any Order or part of either as to MATERIAL not already shipped or services not already performed.

(b) Suspend this Contract for the duration of the force majeure condition, buy or sell elsewhere MATERIAL to be bought or sold hereunder, and deduct from any commitment the quantity bought or sold or for which such commitments have been made elsewhere.

(c) Resume performance hereunder once the force majeure condition ceases with an option in the affected party to extend the term of this Contract up to the length of time the force majeure condition endured.

Unless written notice to the contrary is given within thirty (30) days after such affected party is notified of the force majeure condition, option (b) above will be deemed selected.

B43. HAZARDOUS MATERIALS/REGULATED SUBSTANCE

A "REGULATED SUBSTANCE," as referenced in this clause, is a generic term used to describe all materials that are regulated by the federal or any state or local government during transportation, handling and/or disposal. This includes, but is not limited to, materials that are regulated as (a) "hazardous materials" under the Hazardous Materials Transportation Act, (b) "chemical hazards" under Occupational Safety and Health Administration standards, (c) "chemical substances or mixtures" under the Toxic Substances Control Act, (d) "pesticides" under the Federal Insecticide, Fungicide and Rodenticide Act, and (e) "hazardous wastes" as defined or listed under the Resource Conservation and Recovery Act.

If any MATERIAL purchased under this Contract contains a REGULATED SUBSTANCE, VENDOR agrees to notify SWBT immediately and provide to SWBT all necessary notification and other information (including but not limited to OSHA Material Safety Data Sheets) regarding said REGULATED SUBSTANCE required by law. VENDOR further agrees to defend, indemnify and hold SWBT harmless from and against any loss, liability, damage or expense (including attorneys' fees and court costs) sustained by SWBT because of VENDOR's noncompliance herewith.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B44. CHANGES TO MATERIAL

VENDOR agrees to notify SWBT, in advance, of any change to be made in the MATERIAL furnished in accordance with the Specifications, Software Related Documentation and/or Documentation that would impact upon either reliability or the form, fit or function of the MATERIAL. VENDOR further agrees, at the time of such notification, to provide SWBT with (a) a MATERIAL change number; (b) a description of the change; (c) the reason for the change; (d) a description of the impact of the change upon the following: (i) reliability, (ii) VENDOR's revised Specifications, and (iii) form, fit or function; (e) the name of a designated person and phone number to contact for information regarding the change; (f) a date after which all newly manufactured MATERIAL will have the change applied in the manufacturing process; (g) a date by which all changes are expected to be completed by VENDOR for all MATERIAL; and (h) the recommended repair location (SWBT's or VENDOR's facility).

It will be VENDOR's responsibility to furnish MATERIAL change notices for all MATERIAL provided hereunder in accordance with TR-TAP-000209, Issue 5, "Product Change Notices". Such MATERIAL change notices will be forwarded to the addresses contained in Appendix IV, attached hereto, and by this reference made a part hereof, or as otherwise specified in writing only by:

      Area Manager-Maintenance Engineering
      Southwestern Bell Telephone Company
      One Bell Center, Room 13-E-04
      St. Louis, Missouri 63101-3099

In order for SWBT to review MATERIAL changes, a minimum of thirty (30) days' advance notice will be required except for those cases where an extremely unsatisfactory condition requires immediate action. The final classification of any MATERIAL change proposed by VENDOR will be by mutual Contract between VENDOR and SWBT.

For changes classified as "A" or "AC", VENDOR agrees to promptly modify or replace, at no charge, all affected MATERIAL provided hereunder and the Documentation relevant thereto. SWBT will have the right to invoice VENDOR for any labor expenses incurred by SWBT attributable to the replacement of such MATERIAL.)

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

For changes classified as "B" or "D", VENDOR agrees to notify SWBT of the exact nature thereof and discuss with SWBT details regarding the proposed implementation procedure for affected MATERIAL which is being or will be manufactured. SWBT will determine, at its option, if MATERIAL previously shipped will be modified or replaced. Should such modification or replacement be deemed necessary, VENDOR will arrange therefor at prices and schedules to be mutually agreed upon with SWBT prior to implementation. Relevant Documentation for such affected MATERIAL will also be provided by VENDOR at no charge.

In the event that SWBT and VENDOR fail to reach Contract on any change in MATERIAL proposed by VENDOR, SWBT will have the right without penalty to terminate this Contract and any or all Orders for MATERIAL affected by such change(s) that may have been issued by SWBT.

B45. QUALITY ASSURANCE

VENDOR hereby agrees that MATERIAL and Services furnished hereunder by VENDOR will be subject to:

I. VENDOR's quality control activities and procedures, including any performance measurements, testing, quality process reviews or inspections to implement such procedures.

II. The requirements contained in the current issues of the following Bellcore documents and subsequent issues thereof:

      TR-TSY-000179 - "Software Quality Program Generic Requirements" TR-TSY-000282 - "Software Reliability and Quality Acceptance Criteria" TR-TSY-000332 - "Reliability Prediction Procedure for Electronic
         Equipment"
      TR-TSY-000357 - "Component Reliability Assurance Requirements for
         Telecommunications Equipment"
      TR-NWT-001037 - "Statistical Process Control Program Generic Requirements" TR-NWT-001252 - "Quality System Generic Requirements"
      TR-NWT-001323 - "Supplier Data - Comprehensive Generic Requirements"

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

      Requirements listed in the MARKING Clause, as specified in QPS No. 94.890, Issue 4, "Common Language Equipment Identification (CLEI)/Bar Code Labels" attached hereto as Appendix V.

VENDOR further agrees that it will:

(a) Notify SWBT or SWBT's Agent when MATERIAL and/or Services is ready for examination and give SWBT or SWBT's Agent reasonable opportunity to examine MATERIAL at any time prior to the scheduled shipment date and Services at any time prior to the scheduled completion date. At SWBT's option, examination of MATERIAL and/or Services may be performed prior to final assembly and/or completion of manufacturing or repair processes in accordance with the above-referenced QPS and/or MOP.

(b) Provide SWBT or SWBT's Agent with copies of VENDOR's Quality Manual, current inspection procedures and product specifications for the MATERIAL and Services furnished hereunder.

(c) Maintain and make available to SWBT or SWBT's Agent the data obtained through VENDOR's quality control procedures which demonstrate that the MATERIAL and Services meet the specified quality and reliability requirements.

(d) Provide SWBT or SWBT's Agent, at no charge, with access to VENDOR's test equipment, facilities, data and specifications, assistance from VENDOR's personnel and sufficient working space to enable SWBT or SWBT's Agent to perform said Quality Assurance Examination and/or Process Surveillance and/or a review of VENDOR's total quality program at VENDOR's facilities.

(e) Only MATERIAL subject to review by SWBT or SWBT's Agent will be accepted for delivery to SWBT. Where VENDOR is authorized by SWBT to establish a stock of MATERIAL for future shipment, such MATERIAL will be available for examination by SWBT or SWBT's Agent prior to reserving same for SWBT and such reserved MATERIAL will not be shipped on orders to anyone other than SWBT.

Nothing contained herein will affect SWBT's rights hereunder, under any warranty, or under other provisions of this Contract. The purchase of any MATERIAL and/or Services hereunder is subject to SWBT's inspection and acceptance after delivery thereof.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

B46. QUALITY ASSURANCE RELIABILITY

VENDOR hereby agrees that MATERIAL furnished hereunder by VENDOR will, at the time of shipment:

a. Have sufficient burn-in operating time at the component, circuit pack and/or system level to assure an Infant Mortality Factor ("IMF") of not more than 2.5. The IMF is the ratio of the failures experienced in the first year of operation (8760 hours) to the failures experienced in a year of operation at Steady State Reliability ("SSR") assuming a Weibull Infant Mortality Model with a slope of 0.75 and 10,000 hours to reach SSR.

b. Meet the Quality and Reliability requirements specified in TR-NWT-000499, Issue 5, "Transport Systems Generic Requirements: Common Requirements",
      Section 3.

Nothing contained herein will affect SWBT's rights hereunder, under any warranty, or under any other provisions of this Contract.

B47. COMPLAINTS

SWBT reserves the right to notify VENDOR in cases where SWBT has identified current or potential problems or service areas concerning the operation, maintenance, engineering, installation or design of MATERIAL furnished hereunder. Whenever SWBT exercises such right, VENDOR agrees to:

(a) Accept such notice (hereinafter referred to as an "Engineering Complaint") and handle it in accordance with Bell Communications Research, Inc. ("Bellcore") technical publication TA-OPT-00230, Issue 2, September, 1993, entitled "Engineering Complaints and Service Failure Analysis Reports."

(b) Acknowledge receipt of such Engineering Complaint and advise SWBT of VENDOR's proposed organization responsible for resolving it within ten
      (10) working days of VENDOR's receipt thereof.

(c) Resolve such Engineering Complaint within ninety (90) calendar days of the date of SWBT's notice, unless a later date is mutually agreed upon by the parties. If unable to resolve an Engineering Complaint within said ninety
      (90) day period, VENDOR will issue an "interim report" as defined in TA-OPT-00230.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

(d) Furnish to SWBT a monthly report of the status of open Engineering Complaints, in a mutually agreed upon medium, together with a proposed schedule for their resolution.

(e)   Notify SWBT in writing when an Engineering Complaint has been resolved.

B48. EMERGENCY SUPPORT SERVICE

In the event any natural or other emergency/disaster occurs whereby MATERIAL and/or SERVICE provided pursuant to this Contract is/are rendered inoperative and such a condition materially affects SWBT's ability to provide telecommunications services to its subscribers, VENDOR agrees, at SWBT's request, to assist SWBT as follows:

(a) VENDOR will locate backup or replacement MATERIAL and/or SERVICE for SWBT's use.

(b) VENDOR will provide SWBT with a periodically updated current listing of technical support personnel, together with after-hours telephone contact procedures, to assist SWBT in resolving out-of-service conditions.

(c) If MATERIAL is available from VENDOR's stock, VENDOR will make every effort to ship replacement MATERIAL in a manner specified by SWBT within twenty-four (24) hours of receipt of SWBT's request therefor.

(d) When MATERIAL required by SWBT is not available from stock for immediate shipment, VENDOR agrees to pursue the following alternative courses of action:

      (i)   Assist SWBT in locating functionally equivalent substitute MATERIAL.

      (ii) If requested by SWBT, schedule the repair or new manufacture of MATERIAL on a priority basis. SWBT will indemnify VENDOR for any penalties incurred by VENDOR as a result of such priority efforts due to contractual obligations with third parties.

      (iii) Assist SWBT by providing field technical personnel to make temporary modifications and arrangements to mitigate the effects of out-of-service conditions. If requested by SWBT, VENDOR will document such efforts and associated charges.

Charges for replacement MATERIAL will be at the current Contract price or, if no such Contract exists, VENDOR's then current published selling price. Additional charges, if any, for

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

VENDOR's authorized use of overtime and premium transportation necessary to alleviate the out-of-service condition will be included as a separate item on VENDOR's invoice.)

VENDOR will make available the individual whose title, phone number and location are listed below to provide assistance and information on a twenty-four (24) hour basis for all of the support service described above:

      Director of Support Services
      ----------------------------
                  TITLE

      Jay Finnigan
      ----------------------------
                  NAME

      Moorestown, NJ
      ----------------------------
                  LOCATION

      609-866-0015
      ----------------------------
                  PHONE

B49. MOST FAVORED CUSTOMER

VENDOR hereby represents and warrants that all prices, benefits, warranties and terms contained herein and in Orders issued pursuant hereto are and will continue to be during the term of this Contract at least as favorable as those currently being and which will be offered by VENDOR to any of its other similarly situated customers.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                             EQUIPMENT ACQUISITION

C1. GENERAL

VENDOR agrees to sell to SWBT, upon the terms and conditions set forth in this Contract, Equipment specified in Orders submitted by SWBT pursuant to this Section and accepted by VENDOR.

C2.   FORM OF ORDER

Orders for equipment will be written on SWBT's forms and contain the following information:

      a.    The incorporation by reference of this Contract.
      b. A complete list of the Equipment to be purchased, specifying quantity, type and description.
      c.    The purchase price, net of any purchase option or trade-in credit.
      d.    The Delivery Date.
      e.    The Installation Date.
      f. The delivery location including floor, street, city, state and zip code.
      g.    The installation Site.
      h.    Any special terms and conditions agreed upon by the parties.

C3. TITLE AND RISK OF LOSS

Title and Risk of Loss to Equipment purchased pursuant to this Contract will pass to SWBT at FOB point. Upon receipt of payment, VENDOR will furnish SWBT a Bill of Sale and all other documents requested by SWBT to enable it to perfect unencumbered title to the Equipment.

C4. WARRANTY

VENDOR warrants to SWBT that Equipment furnished hereunder will be free from defects in material and workmanship, free from all security interests, liens and encumbrances for a period of ninety (90) days for Software and one (1) year for Equipment and will conform to and perform in accordance with VENDOR's published specifications, drawings and samples. These warranties will be in addition to all other warranties, express, implied or statutory. In addition, if any such Equipment contains one or more manufacturer's warranties, VENDOR hereby assign(s) such warranties to SWBT. Equipment not meeting the warranties will, at SWBT's option, be repaired, adjusted or replaced by VENDOR at no cost to SWBT.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

VENDOR also warrants to SWBT that Services will be performed in a first-class, workmanlike manner. All warranties will survive inspection, acceptance, payment, and use.

C5. SITE PREPARATION

VENDOR agrees to furnish to SWBT, in writing, Equipment specifications, Installation Site requirements and VENDOR's recommendations for Site preparation in line with a mutually agreed program schedule prior to the Delivery Date specified in the applicable Order. The specifications will contain sufficient detail to ensure that the Equipment to be installed will operate efficiently in accordance therewith. Any changes in specifications or Installation Site requirements will be sent to SWBT, in writing, at least ninety (90) calendar days prior to the delivery of any additional units of Equipment which may be ordered after the initial Order. SWBT will have the Installation Site prepared at no expense to VENDOR in accordance with the Equipment specifications furnished by VENDOR. Installation Site preparation will be scheduled to be completed at least ten (10) calendar days prior to the Delivery Date specified in the applicable Order, subject to the delay provisions of Clause C7, DELIVERY of this Section, VENDOR may inspect the Site on the scheduled date for completion of preparation or immediately after SWBT informs VENDOR that Installation Site preparation is complete. VENDOR will promptly report to SWBT in writing, the date of the inspection and any nonconforming conditions.

Any alterations or modifications in Installation Site preparation which are attributable to incomplete or erroneous Equipment specifications, Installation Site requirements or Installation Site recommendations provided by VENDOR will be made by SWBT at VENDOR's expense.

C6. DELIVERY

VENDOR agrees to deliver all Equipment on the Delivery Dates and to the Installation Sites specified in the applicable Orders. SWBT may request delivery in advance of the Delivery Date specified in an Order by notifying VENDOR in writing to that effect at least thirty (30) days prior to the specified Delivery Date. If such advanced delivery is accepted by VENDOR, SWBT will amend the Order accordingly.

At any time, but not less than thirty (30) days prior to the Delivery Date specified in an Order, SWBT, by written notification to VENDOR, may delay such Date, for a period not to exceed thirty (30) days.

VENDOR will assume full responsibility for dealing with carriers to insure timely delivery of its shipments, locate missing or late shipments, resolve billing for transportation charges and submit and resolve all insurance claims arising from damage to its shipments.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

C7. TRANSPORTATION

The transportation charges applicable to Equipment to VENDOR's plant will be paid by SWBT. VENDOR will bear the cost of transportation back to SWBT for Equipment (a) shipped for mechanical replacement purposes, (b) removed as a result of Equipment failure, whether for the convenience of VENDOR or pursuant to a demand by SWBT as provided herein, and (c) removed as a result of a default by VENDOR of any of the terms and conditions of this Contract or any Order.

Transportation charges to ship empty packing cases will be paid by VENDOR except when the Equipment is moved at SWBT's request from one SWBT Installation Site to another.

Transportation charges payable by SWBT will not exceed the cost of shipment between SWBT's location and the location of VENDOR's nearest plant of manufacture of the Equipment being shipped, regardless of the actual point of origin or destination of the Equipment.

SWBT will pay only those rigging or drayage costs incurred at SWBT's Installation Site, except when VENDOR is responsible for payment of transportation charges as stated above.

C8. INSTALLATION

VENDOR agrees to install at the prices listed in Appendix 1, all Equipment ordered hereunder, including all necessary cabling, connection with SWBT-supplied power, utility and communications services, and in all other respects make the Equipment ready for operational use.

The Equipment will be deemed installed and ready for operational use at the conclusion of a successful Acceptance Test performed at the Installation Site. VENDOR will provide SWBT with written documentation of the successful Acceptance Test and certify, by the Installation Date, that the Equipment is ready for operational use in accordance with SWBT's Order.

C9.   INSTALLATION QUALIFICATION STANDARDS

SWBT, at its sole discretion, may elect to have VENDOR install the MATERIAL, in which case VENDOR will obtain prior approval from SWBT's local Vendor Certification Committee and install the MATERIAL in accordance with SWBT's Technical Publication No. TP 76300, "Installation Guide", dated October, 1993 and future revisions thereof. In addition, VENDOR agrees to adhere to VENDOR's own installation standards to the extent such standards do not reduce or detract from SWBT's installation requirements or impair or impact the design or

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

operation of the MATERIAL. VENDOR's intended use of any subcontractor or agent to install MATERIAL will likewise be subject to SWBT's prior approval.

C10. ACCEPTANCE

SWBT will conduct an Acceptance Test of the Equipment during the Acceptance Period starting the day after VENDOR certifies in writing that the Equipment is ready for Acceptance Testing, if VENDOR installs the Equipment, or the day following completion of installation by SWBT. Testing will be performed to determine whether:

      a) The Equipment performs the functions and operates in conformance with VENDOR's representations and then current published performance specifications applicable to such Equipment.

      b) The Documentation for the Equipment meets the requirements of this Contract and the applicable Order.

If the Equipment fails to successfully complete the Acceptance Tests within thirty (30) calendar days after the Installation Date, SWBT may at its sole option, upon written notice to VENDOR, elect one or more of the following options:

      (i) Extend such ninety (90) calendar day period to permit SWBT to continue the Acceptance Test(s).

      (ii) Direct VENDOR to promptly remove the defective Equipment and install replacement Equipment which will be subject to the same Acceptance Test(s).

Installation of the replacement Equipment will be within the time period mutually agreed upon by the parties in writing. SWBT may terminate the applicable Order and request the removal of the Equipment with no charges or penalties.

In the event the Equipment fails to meet the Standard of Performance ("SOP") defined below during the initial thirty (30) consecutive calendar days, the performance period will continue on a day-to-day basis until the SOP is met for a total of thirty (30) consecutive working days.

Where Equipment is ordered for use in or as part of the installation of a Centrally Developed System, the Acceptance of such Equipment will also be subject to the successful completion of any and all performance criteria, Equipment exercises and/or Acceptance Tests that are designed by the central developers for the purpose of insuring that such Equipment operates in accordance with the design specifications of the Centrally Developed System.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

The Equipment will not be Accepted nor will any obligation for payment exist unless and until the SOP is met. Acceptance of the Equipment will be made in writing by SWBT.

C11. SUPPLIES

VENDOR agrees to provide SWBT with specifications for all supplies, such as cards, paper, inked ribbons, magnetic tape or other magnetic storage media, and other related items, if any, which are used or required to operate the Equipment acquired hereunder. Such specifications will be provided on or before the Delivery Date of such Equipment.

If such supplies are requested by SWBT from VENDOR, SWBT will issue an appropriate Order therefor. Rental and maintenance charges do not include supplies. SWBT reserves the right to obtain such supplies from sources other than VENDOR.

C12. RELOCATION

Upon thirty (30) days' prior written notice from SWBT, VENDOR agrees to prepare for relocation and reinstall Equipment purchased hereunder at any other site at SWBT's expense. Charges will be at the prices listed in Appendix 1.

C13. TRADE-INS

SWBT may at any time request VENDOR to substitute any upgraded or later-developed Equipment for Equipment purchased pursuant to this Contract. In such event, VENDOR may, at its option, allow a trade-in credit for the old Equipment toward the purchase price of the new Equipment equal to its depreciated value using straight-line depreciation and a seven (7)-year life.

C14. CABLES AND RELATED ITEMS

Each Order will be deemed to include, at no additional charge unless otherwise specified, all cables necessary to operate all ordered Equipment at SWBT's Installation Site, as well as all maintenance racks, terminators, logics, diagnostic programs, software, firmware, Documentation, and any other components or materials necessary to enable the Equipment to be operated in accordance with VENDOR's published specifications and any additional specifications set forth in the applicable Order. Site specific materials will be added at the prevailing charges in Appendix I.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                             EQUIPMENT MAINTENANCE

D1. GENERAL

VENDOR agrees to provide maintenance service on Equipment acquired hereunder by SWBT upon the terms and conditions set forth in this Contract and in Orders placed by SWBT pursuant to this Section and accepted by VENDOR. Such Orders will be deemed accepted by VENDOR provided the Orders are in conformance with this Section.

D2. FORM OF ORDER

Orders for Equipment maintenance will be written on SWBT's forms and will contain the following information:

      (a)   The incorporation by reference of this Contract.

      (b) A complete list of the Equipment to be serviced, specifying quantity, type, description, the monthly maintenance charge for each item of Equipment, the term of the Order and the total annual/monthly maintenance charges payable by SWBT.

      (c) The location at which the Equipment is installed, including floor, street, city, state and zip code.

      (d) The designation of a point of contact at which VENDOR's maintenance representative will receive notification of Equipment failure.

      (e) The Principle Period of Maintenance, or extension thereof, selected by SWBT.

      (f)   Any special terms and conditions agreed upon between the parties.

D3. TERM OF ORDER

The maintenance term will commence on the date set forth in the applicable Order (but in no event earlier than the expiration of the warranty period for the Equipment involved) and continue for the initial maintenance term specified therein and thereafter until canceled or terminated by SWBT as provided herein.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

D4. BASIC SERVICE

VENDOR agrees to perform the following basic maintenance service: accomplish regularly scheduled Preventive Maintenance, if applicable; update the Equipment to provide the latest reliability improvements; respond to requests for and accomplish Remedial Maintenance during the Principal Period of Maintenance; supervise the preparation of the Equipment for movement and set-up after movement; and provide all tools and test equipment necessary for the maintenance of the Equipment. There will be no additional maintenance charges for:

      (a) Preventive Maintenance, unless performed outside the Principal Period of Maintenance, which will include, for purposes of this paragraph, the mutually agreed to scheduled time for Preventive Maintenance.

      (b) Remedial Maintenance which was begun during the Principal Period of Maintenance or an extension thereof or when VENDOR was notified during the Principal Period of Maintenance or extension thereof of the need for Remedial Maintenance.

      (c) Remedial Maintenance required within a thirty (30)-day period due to a recurrence of the same malfunction.

      (d) Time spent by maintenance personnel after arrival at SWBT's Site awaiting the arrival of additional maintenance personnel and/or delivery of parts, etc., after a service call has commenced.

      (e) Remedial Maintenance required when the scheduled Preventive Maintenance preceding the malfunction had not been performed.

      (f) Parts required for Preventive or Remedial Maintenance, including replacement parts.

      (g) Remedial Maintenance performed outside the Contracted Period of Coverage, unless specifically agreed otherwise by SWBT in writing.

When so agreed, SWBT will pay for Remedial Maintenance requested to be performed outside of the Contracted Period of Coverage at VENDOR's published rates; relocation of Equipment within a SWBT location during the Contracted Period of Coverage; unpacking, installation and Acceptance Tests, any Equipment certification for maintenance, and packing, removal and supervising the removal or moving of any Equipment.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Preventive Maintenance, if applicable, will be performed at mutually agreed upon times which do not unreasonably interfere with SWBT's use of the Equipment. VENDOR will specify in writing the frequency and duration of the Preventive Maintenance required for the Equipment, and SWBT will specify the Preventive Maintenance schedule which may be modified by mutual Contract.

D5. REMEDIAL MAINTENANCE

Remedial Maintenance will be performed after notification to VENDOR that the Equipment is inoperative. VENDOR will furnish SWBT with a designated point of contact for such notification. During the Principal Period of Maintenance, or extension thereof, set forth in the applicable Order, VENDOR agrees to have a Field Engineer arrive at SWBT's Site within two (2) hours after notification that Service is required. Outside such Principal Period of Maintenance, or extension thereof, VENDOR will use its best efforts to have its Field Engineer arrive at SWBT's Site within two (2) hours after notification that Service is required. Such Service calls will be made at VENDOR's then current standard per-call rates.

Only one (1) Field Engineer will respond to a request for maintenance outside of the Principal Period of Maintenance or extension thereof, unless it is mutually agreed that more than one (1) Field Engineer is required.

The Principal Period of Maintenance or extension thereof may be changed by SWBT upon thirty (30) days' prior written notice to VENDOR. Separate Principal Periods of Maintenance may be specified when there are two (2) or more installations of VENDOR provided Equipment at the same Site.

In the event that VENDOR finds itself unable to meet the standards set forth above in responding to SWBT's maintenance requests, VENDOR will, in consideration of the size of the installed base, locate a Field Engineer within a fifty (50) mile radius of SWBT or, upon the reasonable request of VENDOR, SWBT may provide office space for such Field Engineer at SWBT's Site.

D6. PARTS

There will be no additional charges for replacement parts. Only new standard parts or parts of equal quality will be used in effecting repairs. Parts which have been replaced will become the property of VENDOR and will be removed from SWBT's Site. Parts which are installed on purchased Equipment will become the property of SWBT.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

D7. PARTS INVENTORY

VENDOR agrees to maintain a sufficient supply of spare parts at SWBT's site to make emergency repairs. VENDOR will use its best efforts to maintain all other parts necessary for the repair of the Equipment within a fifty (50) mile radius of SWBT's site.

D8. ENGINEERING CHANGES

Engineering changes which are made to Equipment after its manufacture will be incorporated by VENDOR into the Equipment at SWBT's site. These changes will be incorporated only after consultation with and scheduling by SWBT. Time required for any modifications or engineering changes will be subject to the provisions hereof relating to maintenance credit for downtime. In addition, VENDOR will, during such consultation, specify any related products which may be affected by such engineering changes. All modifications will be subject to the provisions of Clause C11, ACCEPTANCE, of Section C hereof.

There will be no charge for the installation of engineering changes.

D9. MAINTENANCE LOG

VENDOR agrees to maintain a legible maintenance log at each installation site which will be made available to SWBT for inspection upon request. This log will include, at a minimum, the following:

      (a)   The date and the time VENDOR was notified.
      (b)   The date and time of VENDOR's arrival.
      (c)   The time the Equipment was made available to VENDOR.
      (d)   The type and model number(s) of the Equipment.
      (e)   A description of the malfunction.
      (f)   The time spent for repair.
      (g)   The corrective action taken, including parts used.
      (h)   The time the Equipment was made available to SWBT.
      (i)   Applicable charges, if any.
      (j)   Identification of VENDOR's representative.
      (k)   SWBT's representative's signature.

D10. ACCESS

SWBT will provide VENDOR with reasonable access to the Equipment to perform maintenance service.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

D11. STORAGE AND WORK SPACE

SWBT will provide, at no charge to VENDOR, space for spare parts and working space, including heat, light, ventilation, electric current and outlets for use by VENDOR's maintenance personnel. These facilities will be located at SWBT's site within a reasonable distance of the Equipment to be maintained. VENDOR will maintain this space in an orderly manner, consistent with SWBT's site rules. SWBT will not be liable for loss or damage to VENDOR's equipment or materials stored on SWBT's site.

D12. MAINTENANCE BY OTHER

SWBT will not knowingly permit persons other than authorized representatives of VENDOR to perform maintenance or attempt repairs to any Equipment while that Equipment is covered by maintenance provided by VENDOR hereunder, unless otherwise agreed by VENDOR.

D13. ESCALATION PROCEDURE

VENDOR will endeavor to initiate on-site remedial Service at SWBT's site within the specified response time. If the trouble has not been corrected within six
(6) hours after SWBT's request for Service, VENDOR's support center personnel will initiate an escalation process to provide VENDOR's regional engineering assistance. If the trouble has not been corrected within twelve (12) hours after SWBT's request, the problem will be escalated to VENDOR's engineering control center. No charge will be made for any such escalation.

D14. WARRANTY

VENDOR warrants to SWBT that Equipment maintained hereunder will be of the same quality, material and workmanship that of the original equipment manufacturer (the "OEM") and will conform to and perform in accordance with the OEM's specifications, drawings and samples. VENDOR also warrants to SWBT that Services will be performed in a first-class, workmanlike manner. In addition, if material furnished hereunder contains one or more manufacturers' warranties, VENDOR hereby assigns such warranties to SWBT. All warranties will survive inspection, acceptance and payment. Equipment not meeting the foregoing warranties will, at SWBT's option, be repaired, adjusted or replaced by VENDOR at no cost to SWBT.

D15. TIME AND MATERIAL

From time to time SWBT may require Maintenance on Equipment not covered under a Maintenance Order. In these cases SWBT will notify VENDOR of the problem and VENDOR

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

will provide assistance on a time and material basis. VENDOR will provide an invoice to SWBT for the services performed and SWBT will make payment 30 days from the receipt of the invoice.

The "Time and Material" (Per-call Equipment or Per-Call Software Support) rate will be at the prices listed in Appendix I. The time for on-site support will begin upon the arrival of VENDOR's support personnel at the SWBT site.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                               SOFTWARE LICENSE

E1. LICENSE

(a) Subject to the terms and conditions of this Agreement, VENDOR grants to SWBT and SWBT hereby accepts from VENDOR a royalty-free, fully-paid license (the "License") to use the Software at the Sites in connection with the Products and Services.

(b)   The License shall be non-exclusive.

(c) The License may not be sublicensed, transferred or assigned by SWBT without the prior written consent of VENDOR provided, however SWBT shall have the right to assign the License to any present or future affiliate, subsidiary or parent corporation of SWBT without VENDOR's consent.

E2. DELIVERY

Upon the execution of this Contract, VENDOR shall deliver to SWBT copies of all available records, schematics, source codes, documentation and other technical information relating to the Software (the "Software Documentation").

E3. OWNERSHIP

(a) VENDOR shall retain all right, title and ownership interest in and to the Software, the Software Documentation, the accompanying source and object codes and all supplementary materials relating thereto, including, without limitation, patent, copyright, trademark, service mark and other rights inherent thereto, in the form in which the same are delivered to SWBT and in and to any customizations, modifications or enhancements thereto prepared or otherwise developed solely by VENDOR.

(b) In the event that VENDOR grants to SWBT written permission to make any customizations, enhancements and/or modifications in the Software, the accompanying source and object codes and any supplementary materials relating thereto, VENDOR shall have, without the requirement of any additional documentation or action, and SWBT hereby grants to VENDOR, a royalty-free, non-exclusive, worldwide license to use such permitted customizations, enhancements and/or modifications including, without limitation, all patent, copyright, trademark, service mark and other rights inherent thereto. For purposes of this Section 3(b), customizations, enhancements and/or modifications shall mean any alteration of the source code of the Software which alters or changes the "visible" operation of the program.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

(c) SWBT agrees that it shall keep the Software and the Software Documentation in a secure place, under access and use restrictions which are designed to prevent disclosure of the Software and the Software Documentation to unauthorized persons, and which are not less secure than those applicable to SWBT's trade secrets.

E4. COPYRIGHT AND TRADEMARK NOTICES

SWBT agrees to ensure that copyright and trademark notices identifying VENDOR as the owner of the Software will be included in all copies of the Software and in the Software Documentation so as to be readily visually perceptible by users thereof.

E5. TERM

The term of the License shall commence upon the date hereof and shall remain in effect perpetually thereafter unless terminated as set forth in this Contract.

E6. REPRESENTATIONS AND WARRANTIES OF VENDOR

(a)   VENDOR represents and warrants to SWBT that:

            (i) VENDOR has the full right, power and authority to enter into and perform its obligations under this Contract;

            (ii) VENDOR is the owner of the Software and the Software Documentation, subject to non-exclusive licenses granted to third parties;

            (iii) to VENDOR's knowledge, no claims have been made by third parties that the Software infringes the intellectual property rights of others.

(b) VENDOR SHALL NOT BE LIABLE TO THE SWBT FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, RESULTING FROM THE USE OF THE SOFTWARE (OR ANY COMPONENT THEREOF) BY SWBT.

E7. CONFIDENTIALITY

(a) The parties agree that all Confidential Information (as defined below) of the other party will be kept confidential and will not, without the prior written consent of the disclosing party, be disclosed by the recipient or its Representatives (as defined below), in any

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

      manner whatsoever, in whole or in part, to any person other than the recipient Representatives; provided, however, the provisions of this
      Section 7 shall in no way restrict any disclosure by the recipient as required by law, court order or order of a governmental agency or government regulation, or if the recipient in its reasonable judgment determines that such disclosure is necessary to comply with or avoid violation of any court or governmental order, regulation or statute. In the event the recipient is required to disclose Confidential Information as contemplated by the provision in the immediately preceding sentence, the recipient shall notify the disclosing party in writing of such requirement prior to making any such disclosure.

(b) "Confidential Information" means any information or material which is proprietary to the parties or designated as Confidential Information by the disclosing party, whether or not owned or developed by the disclosing party, and which the recipient obtains knowledge of through or as a result of the relationship established hereunder, or as a result of access to the disclosing party's premises, or as a result of communications with the disclosing party's employees or independent contractors, including, without limitation, the following types of information, and other information of a similar nature (whether or not reduced to writing still in development or otherwise fixed in tangible form), designs, concepts, drawings, ideas, inventions, specifications, techniques, discoveries, models, data, source codes, object code documentation, diagrams, flow charts, research, development, processes, procedures, know-how, new product or new technology information, marketing techniques and materials, marketing plans, timetables, strategies and development plans (including prospective trade names or trademarks), customer names and other information related to customers, pricing policies, and financial information. Confidential Information shall not include information that
      (i) is now or later becomes generally known to the telecommunications or computer software industry (other than as a result of a breach of this Contract), (ii) is independently developed by the recipient, (iii) the recipient lawfully obtains from any third party who has obtained such information lawfully and not in violation of this Contract, or (iv) is later published or generally disclosed to the public.

(c) "Representatives" shall mean (i) all officers, directors, and employees of the parties who in the ordinary course and scope of performing their duties reasonably require disclosure of the terms and conditions of this Contract, and (ii) agents, consultants and advisors of the parties, including legal counsel, accountants, and management consultants or investment advisors, whose assigned duties reasonably require that disclosure of the terms and conditions of this Contract be made to such persons or to whom such disclosure is reasonably necessary to carry out the provisions of this Contract.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

(d) SWBT acknowledges that the Software Documentation and the Software constitute Confidential Information of VENDOR. SWBT agrees that it will not sell, rent, license, distribute, transfer or, directly or indirectly, disclose or permit the sale, rental, licensing, distribution, transfer or disclosure of the Software Documentation and the Software or its contents except in accordance with the terms and conditions hereof.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                             SOFTWARE MAINTENANCE

F1. SUPPORT AND MAINTENANCE SUPPORT SERVICES

            Support Services.

            VENDOR will provide the Support Services subject to the payment by SWBT of the fees set forth in Appendix I.

            Technical Support Services.

            VENDOR will provide Technical Support Services to SWBT between 9:00 A.M. and 7:00 P.M. from Monday to Friday, [Philadelphia, Pennsylvania, USA] (excluding holidays) for problems related to the Products and Services.

            Documentation.

            VENDOR will document all problems and their resolution in a technical bulletin. If appropriate, VENDOR will provide SWBT, at no additional charge, with a technical bulletin each time Support Services are performed for SWBT.

            Excluded Support Services.

            Support Services shall not include repair or service required as a result of: (a) modification of the Products and Services performed by other than VENDOR and without VENDOR's prior approval, or installation contrary to VENDOR's recommended procedures, including the attachment of a Non-Qualified Device; (b) Products or Services which have been subjected to unusual physical or electrical stress;
            (c) damages or defects resulting from repairs made by someone other than VENDOR; (d) improper or inadequate maintenance by SWBT; (e) use of any of the Products and Services not in accordance with the VENDOR's guidelines, specifications and Documentation; (f) use in conjunction with SWBT-supplied software, hardware or firmware not approved by VENDOR, including a Non-Qualified Device; (g) improper Site preparation and maintenance; (h) negligence of the SWBT or SWBT's agents or employees; (i) the negligent, willful or reckless acts of any third party; or (j) force majeure, as described herein.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

            If VENDOR performs services at SWBT's request beyond the scope of Support Services contemplated by this Agreement, VENDOR will bill SWBT at VENDOR's then applicable rates and terms.

            Additional Support Services.

            In the event that on-site Support Services are required as a result of Equipment failure or malfunction, SWBT and VENDOR will mutually agree on the terms on which such on-site Support Services will be performed. Following the resolution of the problem, if the on-site Support Services were required as a result of a Product and Services malfunction covered by the warranties described herein or in the Purchase Agreement, then the Support Services provided will be at no charge to SWBT; otherwise such Support Services shall be separately invoiced in accordance with the Pricing Schedule.

F2. RESPONSIBILITIES

      General. VENDOR will supply SWBT with all appropriate documentation and assistance necessary to demonstrate and diagnose each problem with any Products and Services, and will assist SWBT to implement promptly each patch, work-around, or other solution to such problem provided by VENDOR.

      Operator Training. SWBT is responsible for ensuring that the operation and any maintenance of the Products and Services is performed by, or under the direction of, an individual trained in the operation of the Products and Services.

      Access to Facilities. During normal working hours and subject to normal security requirements, SWBT shall provide VENDOR with dial-in access, via computer, to all facilities necessary to maintain the Products and Services.

      Products and Services Back-up. SWBT is responsible for maintaining a current back-up copy of the Software.

      Notification. SWBT shall notify VENDOR immediately in writing if SWBT desires to locate additional products and services at any Site and of SWBT's intention to relocate any Products and Services.

      Periodic Reports. VENDOR will provide, upon written request, a quarterly report describing (a) the Equipment that has been sent for repair and (b) the status of repairs in process.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

F3. PRICING

      Pricing Schedule. The price for the Support Services shall be as described in Appendix I.

      Discount. It is understood that the prices offered in this Agreement reflect a discount provided by VENDOR to SWBT provided that a payment of one hundred percent (100%) of the price for the Support Services is received [prior to the commencement of said Support Services.] [In the event that SWBT desires to pay for Support Services on a quarterly basis, the price for the Support Services shall be increased by ten percent (10%).]

F4. FORM OF PAYMENT

      SWBT shall pay one hundred percent (100%) of the price for Support Services rendered upon presentation of invoices by VENDOR.

F5. CUSTOMS DUTY AND TAXES

      Taxes. SWBT acknowledges that VENDOR has prepared the Pricing Schedule taking into account Taxes imposed by the Tax Laws as in effect on the date hereof.

      Increases: Additional Taxes. In the event that any Tax Law is amended or new laws are promulgated after the date hereof and the effect thereof is to impose additional or new Taxes on any of [the Products and Services,] the Support Services or the activities of VENDOR in connection with the Support Services, the Pricing Schedule shall be amended to the extent of any amount that VENDOR or any subcontractor is obligated to pay as a result of such additional or new Taxes.

F6. TERM

      Discontinuance. SWBT understands and agrees that contractor reserves the right to discontinue the support of Products and Services. VENDOR agrees to provide SWBT with at least six (6) months advance written notice of any such discontinuance.

F7. WARRANTIES

      VENDOR warrants that it will render the Support Services in a good and workmanlike manner. As VENDOR's sole responsibility and SWBT's exclusive remedy in the event of any material failure to meet such standard, VENDOR shall make a reasonable effort to

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

      remedy any resulting discrepancies. Any claim based on the foregoing warranty must be submitted in writing in accordance with the provisions set forth.

      The parts utilized for repairs or replacements will be new or refurbished and will include a ninety (90) day warranty from the date of shipment as reflected on the commercial invoice. This warranty does not apply to electrical parts such as lights, fuses, switches, etc.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                                ENTIRE CONTRACT

G1. ENTIRE CONTRACT

Is understood and agreed that estimates furnished by SWBT do not constitute commitments. The terms contained in this Contract constitute the entire Contract between VENDOR and SWBT and may not be modified except by a writing signed by VENDOR and SWBT. Any terms contained in VENDOR's proposal or acceptance of SWBT's offer, or that may appear in VENDOR's invoice, or in any other communication, which add to, vary from, or conflict with the terms herein will be void. The provisions of this Contract supersede all prior oral and written quotations, communications, Contracts, and understandings of the parties in respect of the subject matter hereof.

G2. SIGNATURES

IN WITNESS WHEREOF, VENDOR and SWBT, pursuant to due corporate authority have caused this Contract to be signed in their respective names, in duplicate, as of the date set forth below.


ACCEPTED:                                 ACCEPTED:
VENDOR                                    SWBT
SECURICOR TELESCIENCES, INC.              SOUTHWESTERN BELL TELEPHONE
                                          COMPANY

By: /s/ Donald L. Hoffman                    By: /s/ Chris Vilcinskas
    ---------------------                        --------------------

Title: V.P. Sales                         Title: Contract Manager
       ---------------                           -----------------

Date: 8/4/95                              Date: 7-26-95
      ----------------                          ------------------

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

                                   DISCOUNTS

This schedule applies to Contract No. C5790F0, effective June 1, 1995 between Southwestern Bell Telephone Company and Securicor Telesciences, Inc.

Through the term of this Agreement, the discount for material shall be shown in the schedule below:


Discount          * Total Dollars     UTS-4000 &
Level           Forecasted Annually  Sterling 500
-----           -------------------  ------------
  1             $0 - 1.5 million          0%
  2             $1.5 mil - $4.0 mil      15%
  3             $4.0 mil - $6.5 mil      20%
  4             $6.5 mil - $8.0 mil      25%
  5             $8.0 mil +               30%

Equipment eligible for discount.

New and Conversion Systems
UTS-4000 & Sterling 500 (hardware for simplex or duplex), cables internal to UTS-4000 & Sterling 500.

Spares
Hardware associated with the UTS-4000 & Sterling 500 systems, cables internal to UTS-4000 & Sterling 500.

* The discount will be based on total dollars forecasted for the contract duration by Customer from Supplier. Unless otherwise agreed, the discount rates will remain in effect for one contract year.


/s/ Chris Vilcinskas                      /s/ Donald L. Hoffman
--------------------                      ---------------------
Chris Vilcinskas                          Donald L. Hoffman
Southwestern Bell Telephone Co.           Securicor Telesciences Inc.

                      RESTRICTED - PROPRIETARY INFORMATION
       The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.